Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated August 13, 2014, except for note 12(f) as to which the date is September 2, 2014, relating to the financial statements of Foamix Pharmaceuticals Ltd. (Formerly -Foamix Ltd.), which appears in the Registration Statement on Form F-1 (File No. 333-198123).

/s/ Kesselman & Kesselman
Tel-Aviv, Israel	Kesselman & Kesselman
October 20, 2014	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International
Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street,Tel-Aviv 6812508, Israel,